UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026 (August 31, 2026)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Gary Fan, Executive Vice President and Chief Operations Officer of Royal Business Bank (the “Bank”), the wholly-owned subsidiary of RBB Bancorp (the “Company”), will conclude his tenure with the Bank effective September 30, 2026, following the Company’s and Mr. Fan’s mutual decision on August 31, 2026 that his employment agreement would not be renewed beyond its current expiration date of December 4, 2026. The decision not to renew Mr. Fan’s employment agreement was made as part of the Bank’s leadership transition plan.

Pursuant to the terms of his employment agreement, upon his departure from the Bank, Mr. Fan will be entitled to receive a severance payment in the amount of six (6) months of his current annual base salary. Payment of this severance amount is conditioned upon Mr. Fan’s execution of a general release of claims in favor of the Bank and its officers, directors, employees, shareholders, attorneys, agents and all other related parties.

The Company’s Board of Directors appreciates Mr. Fan’s contributions and leadership during his tenure with the Bank and thanks him for his commitment to facilitating a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: September 4, 2026	By:	/s/ Lynn Hopkins
Lynn Hopkins
Chief Financial Officer